SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to section 13 or 15d of the Securities Exchange Act of 1934




                               THE CHERRY CORPORATION
               (Exact name of registrant as specified in its charter)

                                      DELAWARE
           (State or other jurisdiction of incorporation or organization)


                0-8955                                 36-2977756
       (Commission File Number)              (I.R.S. Employer Identification
                                                         Number)

   3600 Sunset Avenue, Waukegan, IL                       60087
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (847) 662-9200

                                   Not Applicable
(Former name, former address and former fiscal year if changed since last report)

Item 5. Other Events

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Any written or verbal communication by The Cherry Corporation ("Company") may contain certain "forward-looking" statements. These are statements made by management, using their best business judgment based upon facts known at the time of the statements or reasonable estimates, about future results, events and the like. They should not be construed as a guarantee that such results or events will, in fact, occur or be realized. The statements may be identified by specific reference or by the use of words such as "believes", "anticipates", "expects", "intends", "projects", and similar expressions.

Such statements involve risk, uncertainty, and their ultimate validity is affected by a number of factors, both specific and general. Specific risk factors may be noted along with the statement itself. However, other more general risks and uncertainties that are inherent in any forward-looking statement include, but are not necessarily, limited to, changes in:

     --  Cyclicality of demand for the Company's products
     -- Foreign currency translation into U.S. dollars and its impact on related sales, earnings and the financial position of the Company.
     -- Relationships with strategic or major customers, suppliers, joint venture partners and product distributors
     -- General economic conditions in the countries and markets served around the world
     --  Competition in each of the markets served
     --  Domestic and International business legislation and regulation
     --  Technology
     --  Cost and availability of raw materials
     -- The availability and cost of credit and other financing alternatives, including insurance
     -- Factors or assumptions underlying strategic decisions, including published market research
     -- Operational capabilities due to natural disasters or other similar unforeseen events

This listing of factors is NOT intended to include ALL potential risk factors. The Company makes no commitment to update these factors or to revise any forward-looking statements for events or circumstances occurring after the statement is issued.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   THE CHERRY CORPORATION
                                   ----------------------
                                       (Registrant)



DATE:  September 15, 1997          By:/s/Dan A. King
                                      ----------------------
                                       Dan A. King
                                   V.P. of Finance, Secretary
                                       and Treasurer